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                                                                    EXHIBIT 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Staples, Inc. International Employee Stock Purchase Plan of our reports dated March 3, 2000, except for Note Q, as to which the date is April 5, 2000 with respect to the consolidated financial statements of Staples, Inc., March 3, 2000, except for Note R as to which the date is April 5, 2000, with respect to the combined financial statements of Staples Retail and Delivery and March 3, 2000, except for Note N, as to which the date is April 5, 2000, with respect to the combined financial statements of Staples.com, included in its Annual Report on Form 10-K/A for the year ended January 29, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP
                                            -----------------------------
                                            ERNST & YOUNG LLP



Boston, Massachusetts
May 26, 2000



                                      -23-